UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): April 1, 2004

SUNOCO LOGISTICS PARTNERS L.P.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-31219	23-3096839
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

Ten Penn Center	19103-1699
1801 Market Street	(Zip Code)
Philadelphia, Pennsylvania
(Address of Principal Executive Offices)

Registrant’s Telephone Number, Including Area Code: (215) 977-3000

Item 5. Other Events

On April 1, 2004, Sunoco Logistics Partners L.P., a Delaware limited partnership (the “Partnership”), entered into an underwriting agreement, attached as Exhibit 1.1 hereto, with the underwriters named therein with respect to the issue and sale by the Partnership of up to 3,910,000 units (including an option to purchase up to 510,000 additional units to cover over-allotments) representing limited partner interests in the Partnership (the “Units”) in an underwritten public offering (the “Offering”). The Units sold in the Offering were registered under the Securities Act of 1933, as amended, pursuant to the Partnership’s shelf registration statement on Form S-3 (File No. 333-103710). The closing of the Offering is expected to occur on April 7, 2004.

In addition, the Partnership issued a press release on April 2, 2004 announcing the pricing of the Units.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c) Exhibits.

1.1	Underwriting Agreement dated as of April 1, 2004 by and among the Partnership, Sunoco Partners LLC, Sunoco Logistics Partners GP LLC, Sunoco Logistics Partners Operations L.P. and Lehman Brothers Inc., as representative of the several underwriters named therein.

5.1	Opinion of Vinson & Elkins L.L.P.

8.1	Opinion of Vinson & Elkins L.L.P. relating to tax matters.

23.1	Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1 hereto).

23.2	Consent of Vinson & Elkins L.L.P. (included in Exhibit 8.1 hereto)

99.1	Sunoco Logistics Partners L.P. Press Release dated April 2, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sunoco Logistics Partners L.P. (Registrant)

By:	Sunoco Partners LLC
its General Partner

April 5, 2004	By:	/s/ Colin A. Oerton

Colin A. Oerton Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement dated as of April 1, 2004 by and among the Partnership, Sunoco Partners LLC, Sunoco Logistics Partners GP LLC, Sunoco Logistics Partners Operations L.P. and Lehman Brothers Inc., as representative of the several underwriters named therein.

5.1	Opinion of Vinson & Elkins L.L.P.

8.1	Opinion of Vinson & Elkins relating to tax matters.

23.1	Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1 hereto).

23.2	Consent of Vinson & Elkins L.L.P. (included in Exhibit 8.1 hereto).

99.1	Sunoco Logistics Partners L.P. Press Release dated April 2, 2004.